Exhibit 99.1
Separation Agreement and Release
Without Prejudice
28 November 2006
I, Timothy V. Crean, have knowingly and voluntarily entered into the following agreement with SIFCO Turbine Components Ltd. (hereinafter referred to as “the Company”) regarding the termination of my employment with the Company.
A.	Termination of Employment Relationship: With the signing of this Agreement, I acknowledge that my employment with the Company will be terminated effective 30 November 2006 (“the Effective Date”) without further obligation on the Company save as provided in this Agreement.

B.	Resignation: With the signing of this Agreement, I hereby resign, without claim for compensation, as President and Chief Operating Officer of the Company’s parent, SIFCO Industries, Inc., as a Director of the four Irish Companies, and from all other directorships and positions I hold with the Company, its parent, or any of their affiliated entities, in each case effective as of the Effective Date

C.	Effect on Prior Agreement: This Agreement constitutes the entire understanding of the parties concerning the subject of the matter hereof and supersedes and replaces that certain Change in Control and Severance Agreement, dated July 30, 2002, between the Company’s parent, SIFCO Industries, Inc. and me (the “Prior Agreement”), and, effective as of the Effective Date, the Prior Agreement will be terminated and be of no further force and effect.
II.	Benefits: In full consideration for my signing this Agreement, and subject to the terms of this agreement, and without admission of any liability whatsoever, the Company will provide the following severance benefits (inclusive of statutory redundancy payment):
A.	The Company will pay me €320,000, less any applicable payroll deductions. I understand that this payment will be made in a single lump sum upon (or no later than 2 weeks) from the Effective Date. This payment is subject to such tax and other deductions as the Company is required to deduct from the gross amount and remit to the revenue authorities under relevant tax and social welfare legislation. It is agreed that all payments to me will be made in the most efficient taxation terms legally allowable.

B.	For a period of 12 months commencing on the Effective Date, the Company will maintain my current medical under BUPA and continue my life assurance benefits under Irish Life Assurance Company until 30 September, 2007. There will be no further continuation of benefits upon the conclusion of this period.

C.	For a period of 12 months commencing on the Effective Date, I will make myself available as an independent contractor to assist the Company in any transitional projects at the Company’s discretion and where no conflict of interest exist. I will be compensated at a rate of €850 per day for each day’s assistance to the Company.
III.	Terms: I understand and acknowledge that the Company is not obligated to provide me with the severance benefits described in Section II, of this Agreement. Nevertheless, in order to end my employment relationship with the Company as amicably as possible and to eliminate any possibility of future disputes, I have been offered and have accepted these severance benefits, and in consideration for which I agree to the provisions of this Agreement as follows:
A.	Release: In consideration of the benefits provided to me under this Agreement, I, hereby do irrevocably and unconditionally forever release, waive and discharge the Company (and any parent, subsidiary or associated companies, including their officers, agents, directors, representatives, shareholders and employees, and, as applicable, their predecessors, successors, assigns, heirs and executors) from any and all claims and or causes of action arising out of or in connection with my employment relationship with the Company and from the termination of my employment, arising at any point in time up to and including the Effective Date, and agree not to file any such claims and or causes of action against any of them. I, hereby agree to waive any remedy that may be available under any such action that maybe or have been filed, and further agree to dismiss or withdraw any such action. This release and agreement not to sue includes, but is not limited to, claims arising under at common law, in equity, pursuant to statute (including but not limited to claims pursuant to the Redundancy Payments Acts 1967 to 2003, the Terms of Employment (Information) Act 1994 and 2001, Minimum Notice and Terms of Employment Acts 1973 and 2005, Organization of Working Time Act 1997, Protection of Employment Act 1977, Employment Equality Acts 1998 and 2004, Payment of Wages Act 1991, Protection of Employees (Part-time Work) Act 2001, Minimum Wage Act 2000, Protection of Employees (Fixed Term Work) Act 2003, Carers Leave Act 2001, Parental Leave Act 1998, Adoptive Leave Act 1995, European Communities (Protection of Employees on Transfer of Undertaking) Regulations 2003, Maternity Protection Acts 1994 to 2004 and the Unfair Dismissals Acts 1977 to 2005) or pursuant to contract, in tort, or otherwise howsoever arising.

B.	The Company hereby irrevocably and unconditionally releases, waives and discharges me from any and all claims or causes of action which the Company may have against me arising at any point in time up to and including the Effective Date and agrees not to file any such claims or causes of action against me. The Company hereby agrees to waive any remedy that may be available under any such action that may be or have been filed, and further agrees to dismiss or withdraw any such action. This release and agreement not to sue includes, but is not limited to claims arising under common law, in equity, pursuant to statute or pursuant to contract, in tort, or otherwise howsoever arising.

C.	Confidentiality: I will not at any time, directly or indirectly, without written authorization from the Company, make use of or disclose to any person or entity any confidential business-related, proprietary or secret information, confidential knowledge, trade secrets, or other confidential data related to the customers, business, products, services or practices of the Company its parent subsidiaries and associated companies of which I have become possessed during my employment with the Company, whether prepared by me or another, and which is not, or does not become, available or known to the public. I further agree that on or before the Effective Date, I will immediately return to the Company all of its property in my possession or under my control, including, without limitation, keys, programs, lists, files, and software. I further agree that I shall not retain any copies or reproductions of the foregoing. I understand that certain terms of this Agreement must be disclosed by the Company to the public because of my position as an Officer of the Company. However, I also understand that the Company will maintain confidentiality with respect to the terms of my separation from the Company which are not subject to disclosure.

D.	Non-disparagement: I agree that I will not disparage the Company its parent, subsidiaries and associated companies or their businesses, products, services, practices, or officers or employees; and likewise I understand that the Company agrees not to disparage me.

E.	I acknowledge that I have read and had an opportunity to take legal advice on this Agreement and the provisions hereof and that I understand, accept and agree to the contents of same and, furthermore, that I am signing this Agreement voluntarily without coercion of any description and with full understanding that I am releasing and compromising any and all claims and demands of every nature whatsoever that I have or might have against the Company, its parent, subsidiaries and associated companies save in respect of the obligations of the Company as set out in the Agreement.

F.	Acknowledgment: I acknowledge that any benefits due me under any pension, profit sharing or other qualified retirement plan shall be determined in accordance with the terms of such plan(s) and that I will receive written confirmation of my deferred pension entitlements and a summary of the options open to me as soon as possible after the Effective Date. I further acknowledge that, except as provided in this Agreement and with the exception of (i) any accrued but unused vacation which will be provided in my final paycheck, and (ii) any approved expenses not known at this time, all compensation and other payments due to me as a result of my employment with the Company, whether due directly from the Company or from its parent subsidiaries and associated companies, have been paid in full and that I am not entitled to any additional salary, bonuses or pay in lieu of vacation time or any other payments whatsoever.

G.	Non-Admission: I agree and acknowledge that this Agreement is a voluntary agreement intended to provide an amicable conclusion to my employment relationship with the Company.

H.	Notwithstanding that this Agreement is marked “without prejudice” it shall, when signed and dated by both parties become an open document evidencing an agreement binding on the parties.

I.	Choice of Law: This Agreement shall be interpreted in accordance with the laws of Ireland and, shall be subject to the jurisdiction of the Irish Courts.
IV.	Accordingly, having carefully read and fully understanding the terms of this Agreement, and without relying upon any other representations or statements (whether written or oral), I have knowingly and voluntarily executed this Agreement without duress or coercion.

/s/ Timothy V. Crean	/s/ Eamonn Reardon

Timothy V. Crean	Witness

November 28, 2006	November 28, 2006

Date	Date

SIFCO Turbine Components Ltd.

By: /s/ Jeffrey P. Gotschall	/s/ Frank A. Cappello

Jeffrey P. Gotschall Director	Witness

November 28, 2006	November 28, 2006

Date	Date

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